Exhibit 4.4(a)(i)
Execution Version
LIMITED WAIVER AND AMENDMENT NO. 1 TO SUPERPRIORITY REVOLVING/TERM A CREDIT AGREEMENT, dated as of December 16, 2025 (this “Agreement”), among LUMEN TECHNOLOGIES, INC., a Louisiana corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the Borrower, the other Loan Parties party thereto, the Administrative Agent and each issuing bank and lender from time to time party thereto (the “Lenders”) have entered into a Superpriority Revolving/Term A Credit Agreement dated as of March 22, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) (capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement, as amended by this Agreement (the “Amended Credit Agreement”));
WHEREAS, the Borrower entered into that certain Purchase Agreement, dated as of May 21, 2025 (as in effect on the date hereof, as such agreement may be amended, modified or otherwise waived in a manner that is not materially adverse to the Lenders (taken as a whole), the “Purchase Agreement”), by and among the Borrower, certain indirect subsidiaries of the Borrower specified therein (the “Sellers”) and party thereto, Forged Fiber 37, LLC (the “Purchaser”) and, solely for purposes of Section 11.16 thereof, AT&T DW Holdings, Inc., pursuant to which, on the terms and subject to the conditions set forth therein, the Sellers have agreed to sell to the Purchaser (or one or more of its affiliates), and the Purchaser (or one or more of its affiliates) agreed to buy from the Sellers, the Transferred Equity Interests (as defined in the Purchase Agreement) (the “Specified Asset Sale”);
WHEREAS, pursuant to Section 2.11(b)(i) of the Credit Agreement, the Borrower is required to apply the Net Proceeds from the Specified Asset Sale, after receipt thereof, to permanently reduce Series B Revolving Facility Commitments (with a corresponding repayment of any excess Series B Revolving Facility Loans and Cash Collateralization of excess Series B Revolving L/C Exposure in connection therewith) (the “Mandatory Commitment Reduction”) and prepay, repurchase or redeem or otherwise discharge Term A Loans and Other First Lien Debt in accordance with clauses (c) and (d) of Section 2.10 of the Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders party hereto (x) waive the Mandatory Commitment Reduction solely as it relates to the application of the Net Proceeds from the Specified Asset Sale and (y) amend certain provisions to the Credit Agreement as provided below;
WHEREAS, by executing this Agreement, the Lenders party hereto (which, collectively, constitute the Majority Lenders under the Series B Revolving Facility and the Required Lenders), the Borrower and the Administrative Agent have agreed to (x) waive the Mandatory Commitment Reduction and (y) amend certain provisions to the Credit Agreement, in each case, as provided below and on the terms and conditions set forth herein; and
WHEREAS, BofA Securities, Inc. (or any of its designated affiliates) will act as lead arranger and bookrunner (the “Lead Arranger”) for this Agreement, the Limited Waiver and the amendments set forth herein.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Limited Waiver. Effective as of the Effective Date (as defined below), the Lenders party hereto hereby agree to waive the Mandatory Commitment Reduction with respect to the Specified Asset Sale (the “Limited Waiver”). The Limited Waiver is limited solely to the Specified Asset Sale, and nothing contained in this Agreement shall be deemed to constitute a waiver of any provision in Section 2.11 of the Credit Agreement with respect to any other Asset Sale. For the avoidance of doubt, the foregoing shall not constitute a waiver of the Borrower’s obligation to apply the Net Proceeds from the Specified Asset Sale to prepay Term A Loans as set forth in Section 2.11(b)(i) of the Credit Agreement
SECTION 2.Amendments to Credit Agreement. The Credit Agreement is, effective as of the Effective Date, hereby amended to add the following sentence at the end of the penultimate paragraph in Sections 6.04 and 6.05 and at the end of the last paragraph in Section 6.08:
(a)“Notwithstanding anything to the contrary in this Agreement, the Borrower and its Subsidiaries shall not be permitted to Dispose, transfer, assign, contribute or advance QC, any Subsidiary of QC or all or substantially all of the assets of QC and/or of any Subsidiary of QC to any Exempted Subsidiary.”
SECTION 3.Conditions of Effectiveness.
(a)This Agreement shall become effective as of the first date (such date, the “Execution Date”) when the following conditions shall have been satisfied:
(i)The Administrative Agent (or its counsel) shall have received from each of the Borrower and the Lenders comprising the Majority Lenders under the Series B Revolving Facility and the Required Lenders either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement;
(ii)On the Execution Date, the Borrower shall have paid all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent, the Lead Arranger and the other Lenders party hereto in connection with this Agreement or otherwise under the Credit Agreement; and
(iii)On the Execution Date, the Borrower shall have paid the Administrative Agent, for the account of each Lender that has consented to this Amendment, a consent fee equal to 0.025% of the aggregate principal amount of such Lender’s Revolving Facility Commitments (whether used or unused) and/or Term Loans outstanding on the Execution Date.
(b)The Limited Waiver and the amendments set forth in Section 2 hereof shall become effective as of the first date (such date being referred to as the “Effective Date”) when each of the following conditions shall have been satisfied:
(i)The Specified Asset Sale shall have been consummated;
(ii)The Borrower shall have repaid in full all obligations, and terminated all commitments (if any), under (i) the Term B Credit Documents, (ii) the Secured Notes, (iii) the Borrower’s 10.000% Secured Notes due 2032 and (iv) the Term A Facility;
(iii)The representations and warranties of the Loan Parties contained in Section 4 hereof and in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date (after giving effect to the Limited Waiver set forth in Section 1); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material
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Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and
(iv)Before and after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
SECTION 4.Representations and Warranties. The Borrower represents and warrants as follows:
(a)    neither the execution, delivery or performance by the Borrower of this Agreement nor compliance with the terms and provisions hereof or the consummation of other transactions contemplated hereby will (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) violate any Requirement of Law applicable to the Borrower or the Organization Documents of the Borrower, (iii) violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or the assets of the Borrower, or give rise to a right thereunder to require any material payment to be made by the Borrower, or (iv) result in the creation or imposition of any Lien on any Collateral of the Borrower, except Liens created pursuant to the Loan Documents;
(b)    the Borrower has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement;
(c)    the Borrower has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(d)    at the time of and immediately after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing; and
(e)    the representations and warranties of the Loan Parties contained in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date (after giving effect to the Limited Waiver set forth in Section 1); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
SECTION 5.Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)On and after the Effective Date, each reference to the Credit Agreement in any Loan Document and in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement after giving effect to this Agreement.
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(b)The Borrower, on behalf of itself and each of the other Loan Parties, hereby (i) ratifies and reaffirms all of the payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which each Loan Party is a party and confirms that the Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, (ii) ratifies and reaffirms the prior grant and the validity of the Liens and security interests made pursuant to the Security Documents and confirms that all such Liens and security interests continue in full force and effect to secure the Obligations under the Loan Documents after giving effect to this Agreement and (iii) ratifies and reaffirms each Loan Party’s guaranty of the Obligations. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement and all prior grants of security interests are hereby reaffirmed.
(c)The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents nor a novation thereof. On and after the Execution Date, this Agreement shall for all purposes constitute a Loan Document.
(d)By executing and delivering a copy of this Agreement, the Borrower hereby consents to this Agreement and agrees and confirms that all Obligations (including those created hereby) shall continue to be guaranteed and secured pursuant to the Loan Documents.
(e)The Borrower hereby expressly acknowledges and confirms that the Limited Waiver is a one-time waiver solely with respect to the Specified Asset Sale and shall not be construed as creating any course of conduct on the part of the Administrative Agent or the Lenders or otherwise impair the future ability of the Administrative Agent or the Lenders to enforce the requirements set forth in Section 2.11 under the Amended Credit Agreement or otherwise enforce the terms of the Amended Credit Agreement or any other Loan Document with respect to any matter (other than as set forth in Section 1 with respect to the Specified Asset Sale).
SECTION 6.Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 7.Governing Law; Waivers.
(a)THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
(b)The Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity,
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whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender or any Affiliate of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Amended Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (x) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.
(f)The Borrower hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7 any special, exemplary, punitive or consequential damages.
SECTION 8.Headings. Section and Subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
LUMEN TECHNOLOGIES, INC., as Borrower
By:    /s/ Jon Yourkoski
Name: Jon Yourkoski
Title: SVP, Treasurer – Corporate Development

[Signature Page to Limited Waiver and Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Don B. Pinzon
Name: Don B. Pinzon
Title: Vice President
[Signature Page to Limited Waiver and Amendment No. 1]

BANK OF AMERICA, N.A., as a Lender and as a Series B Revolving Facility Lender
By:    /s/ Dylan Honza
Name: Dylan Honza
Title: Director

[Signature Page to Limited Waiver and Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as a Lender and a Series B Revolving Facility Lender
By:    /s/ Lucas Menendez
Name: Lucas Menendez
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

CITIBANK, N.A., as a Lender and a Series B Revolving Facility Lender
By:    /s/ Ioannis Theocharis
Name: Ioannis Theocharis
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

Goldman Sachs Lending Partners LLC, as a Lender
By:    /s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

[Signature Page to Limited Waiver and Amendment No. 1]

Goldman Sachs Bank USA, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Priyankush Goswami
Name: Priyankush Goswami
Title: Authorized Signatory

[Signature Page to Limited Waiver and Amendment No. 1]

MORGAN STANLEY SENIOR FUNDING INC., as a Lender and a Series B Revolving Facility Lender
By:    /s/ Moses Papadopoulos
Name: Moses Papadopoulos
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

BARCLAYS BANK PLC, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Nicholas Sibayan
Name: Nicholas Sibayan
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

ROYAL BANK OF CANADA, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Gill Skala
Name: Gill Skala
Title: Authorized Signatory

[Signature Page to Limited Waiver and Amendment No. 1]

Fifth Third Bank, National Association, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Leigh Daul
Name: Leigh Daul
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

MIZUHO BANK, LTD., as a Lender and a Series B Revolving Facility Lender
By:    /s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

[Signature Page to Limited Waiver and Amendment No. 1]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Allan Kortan
Name: Allan Kortan
Title: Authorized Signatory

[Signature Page to Limited Waiver and Amendment No. 1]

Truist Bank, as a Lender and a Series B Revolving Facility Lender
By:    /s/ John L. Saylor
Name: John L. Saylor
Title: Senior Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

Citizens Bank, N.A., as a Lender and a Series B Revolving Facility Lender
By:    /s/ Kolby D. Baker
Name: Kolby D. Baker
Title: Senior Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

Regions Bank, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Robert Korte
Name: Robert Korte
Title: Senior Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Joseph Howard
Name: Joseph Howard
Title: Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Daniel Kurtz
Name: Daniel Kurtz
Title: Director

[Signature Page to Limited Waiver and Amendment No. 1]

THE NORTHERN TRUST COMPANY, as a Lender and a Series B Revolving Facility Lender
By:    /s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Senior Vice President

[Signature Page to Limited Waiver and Amendment No. 1]

CoBank, ACB, as a Lender and a Series B Revolving Facility Lender
By:    /s/ K. Cameron Dawkins
Name: K. Cameron Dawkins
Title: Managing Director

[Signature Page to Limited Waiver and Amendment No. 1]

Virtus Seix Floating Rate High Income Fund,
City National Rochdale Fixed Income Opportunities Fund,
Virtus Seix Senior Loan ETF,
as Term Loan A Lenders

By: Virtus Fixed Income Advisers, LLC

By: Seix Investment Advisors, a division of
Virtus Fixed Income Advisers, LLC,
As Subadvisor

By: /s/ Deirdre Dillon
Name: Deirdre Dillon
Title: Chief Compliance Officer

[Signature Page to Limited Waiver and Amendment No. 1]

Fernwood Associates LLC, as a Lender and a Series B Revolving Facility Lender
By:    /s/ David B. Forer
Name: David B. Forer
Title: Co-CEO of the Investment Manager

[Signature Page to Limited Waiver and Amendment No. 1]

Fernwood Foundation Fund LLC, as a Lender and a Series B Revolving Facility Lender
By:    /s/ David B. Forer
Name: David B. Forer
Title: Co-CEO of the Investment Manager

[Signature Page to Limited Waiver and Amendment No. 1]

Fernwood Master Fund LP, as a Lender and a Series B Revolving Facility Lender
By:    /s/ David B. Forer
Name: David B. Forer
Title: Co-CEO of the Investment Manager

[Signature Page to Limited Waiver and Amendment No. 1]